Exhibit 4.8
          SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 1, 2010, among RMD NETWORKS, INC. (the “New Guarantor”), a Subsidiary of Inverness Medical Innovations, Inc. (or its successor) (the “Issuer”), INVERNESS MEDICAL INNOVATIONS, INC., a Delaware corporation, each of the Guarantors (the “Existing Guarantors”) under the Indenture referred to below, and U.S. BANK NATIONAL ASSOCIATION, as Trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH:
          WHEREAS the Issuer has heretofore executed and delivered to the Trustee an Indenture dated as of May 12, 2009, as amended, supplemented and modified by a First Supplemental Indenture dated as of May 12, 2009, a Second Supplemental Indenture dated as of June 9, 2009, a Third Supplemental Indenture dated as of August 4, 2009, a Fourth Supplemental Indenture dated as of September 22, 2009, and a Fifth Supplemental Indenture dated as of November 25, 2009 (as so amended, supplemented and modified, and as further amended, supplemented or modified to date, the “Indenture”), by and among the Issuer, the Existing Guarantors and the Trustee, providing for the issuance of 9.00% Senior Subordinated Notes due 2016 (the “Notes”);
          WHEREAS Section 4.13 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally and irrevocably guarantee all of the Issuer’s obligations under the Notes pursuant to a guarantee on the terms and conditions set forth herein; and
          WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Trustee, the Issuer and the Existing Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
          SECTION 1. Definitions. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
          SECTION 2. Agreement to Guarantee. The New Guarantor hereby unconditionally and irrevocably agrees, jointly and severally with all other Guarantors, to guarantee the Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article Eleven of the Indenture and to be bound by all other applicable provisions of the Indenture.
          SECTION 3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
          SECTION 4. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.
          SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
          SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NEW GUARANTOR: RMD NETWORKS, INC., as a New Guarantor

By:	/s/ David A. Teitel
	Name:	David A. Teitel
	Title:	Vice President, Finance and Treasurer

ISSUER: INVERNESS MEDICAL INNOVATIONS, INC.

By:	/s/ David A. Teitel
	Name:	David A. Teitel
	Title:	Chief Financial Officer and Treasurer

Signature Page to Sixth Supplemental Indenture

EXISTING GUARANTORS:

ALERE HEALTH, LLC
ALERE HEALTHCARE OF ILLINOIS, INC.
ALERE HEALTH IMPROVEMENT COMPANY
ALERE HEALTH SYSTEMS, INC.
ALERE MEDICAL, INC.
ALERE WELLOLOGY, INC.
ALERE WOMEN’S AND CHILDREN’S HEALTH, LLC
AMEDITECH INC.
APPLIED BIOTECH, INC.
BINAX, INC.
BIOSITE INCORPORATED
CHOLESTECH CORPORATION
FIRST CHECK DIAGNOSTICS CORP.
FIRST CHECK ECOM, INC.
FREE & CLEAR, INC.
GENECARE MEDICAL GENETICS CENTER, INC.
HEMOSENSE, INC.
IM US HOLDINGS, LLC

By:	/s/ David A. Teitel
	Name:	David A. Teitel
Title (respectively): Vice President and
           Treasurer; Vice President, Finance; Vice
           President, Finance; Vice President and
           Treasurer; Vice President and Treasurer;
           Vice President, Finance; Vice President,
           Finance; General Manager; Vice President;
           Vice President, Finance; Vice President,
           Finance; Vice President, Finance and Chief
           Financial Officer; Vice President, Finance;
           Vice President; Vice President, Finance and
           Treasurer; Vice President and Treasurer;
Treasurer; President

Signature Page to Sixth Supplemental Indenture

EXISTING GUARANTORS (continued):

INNOVACON, INC.
INNOVATIVE MOBILITY, LLC
INSTANT TECHNOLOGIES, INC.
INVERNESS MEDICAL, LLC
INVERNESS MEDICAL — BIOSTAR INC.
INVERNESS MEDICAL INNOVATIONS NORTH AMERICA, INC.
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP.
ISCHEMIA TECHNOLOGIES, INC.
IVC INDUSTRIES, INC.
MATRITECH, INC.
OSTEX INTERNATIONAL, INC.
QUALITY ASSURED SERVICES, INC.
REDWOOD TOXICOLOGY LABORATORY, INC.
RTL HOLDINGS, INC.
SELFCARE TECHNOLOGY, INC.
TAPESTRY MEDICAL, INC.
WAMPOLE LABORATORIES, LLC
ZYCARE, INC.

By:	/s/ David A. Teitel
	Name:	David A. Teitel
Title (respectively): Vice President, Finance;
           Chief Financial Officer; Vice President,
           Finance; Vice President, Finance; Vice
           President, Finance; Vice President, Finance;
           President; Vice President, Finance; Vice
           President; Vice President, Finance; Vice
           President, Finance; Chief Financial Officer;
           Vice President, Finance; Vice President,
           Finance; Vice President, Finance; Vice
           President, Finance; Vice President; Chief
Financial Officer and Treasurer

Signature Page to Sixth Supplemental Indenture

EXISTING GUARANTORS (continued): MATRIA OF NEW YORK, INC.

By:	/s/ Tom Underwood
	Name:	Tom Underwood
	Title:	President

Signature Page to Sixth Supplemental Indenture

TRUSTEE: U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Thomas E. Tabor
	Name:	Thomas E. Tabor
	Title:	Vice President

Signature Page to Sixth Supplemental Indenture